UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2009

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2009, the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) approved Amendment No. 1 to Second Amended and Restated Bylaws of the Company (the “Amendment”), which amends certain provisions of the Second Amended and Restated Bylaws of the Company dated December 7, 2007 (the “Bylaws”).  Article I, Section 1, Subsection (C), clause (c) of the Bylaws was amended to require that the advance notice provided by stockholders of proposed business and nominations include disclosure of any agreements, arrangements or understanding that the stockholder or beneficial owner has entered into as of the date of such notice, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company.

The Amendment became effective upon its approval by the Board of Directors.  The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment and the Bylaws.  A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 9.01             Financial Statements And Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to Second Amended and Restated Bylaws of Red Robin Gourmet Burgers, Inc. dated February 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to Second Amended and Restated Bylaws of Red Robin Gourmet Burgers, Inc. dated February 11, 2009.